Exhibit 31.2

Certification by the Chief Financial Officer pursuant to Rule 13a-14(a)/15d-14(a) of the Securities

Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Stephen E. Sterrett, certify that:

1.     I have reviewed this Annual Report on Form 10-K/A of Simon Property Group, Inc.;

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 17, 2006
/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and Chief Financial Officer